UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): September 7, 2008
MEDIACOM COMMUNICATIONS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-29227	06-1566067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
100 Crystal Run Road
Middletown, New York 10941
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (845) 695-2600
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-2.1: SHARE EXCHANGE AGREEMENT
EX-2.2: SIGNIFICANT STOCKHOLDER AGREEMENT
EX-99.1: PRESS RELEASE

Item 1.01. Entry into a Material Definitive Agreement.
     On September 7, 2008, Mediacom Communications Corporation (the “Company”) entered into a Share Exchange Agreement (the “Exchange Agreement”) with Shivers Investments, LLC (“Shivers”) and Shivers Trading & Operating Company (“STOC”), pursuant to which Shivers will exchange all 28,309,674 shares of the Company’s Class A common stock owned by Shivers for all the outstanding shares of stock of a wholly owned subsidiary of the Company which, at the time of closing of the proposed transaction, will hold (i) cable television systems currently owned by the Company serving approximately 25,000 basic subscribers and (ii) approximately $110 million in cash. Both STOC and Shivers are affiliates of Morris Communications Company, LLC (“Morris Communications”), and STOC, Shivers and Morris Communications are controlled by William S. Morris III, a member of the Company’s Board of Directors (the “Board”). Consummation of the transaction is subject to various conditions, including (i) expiration or termination of the applicable Hart-Scott Rodino waiting period, (ii) receipt of consents for the transfer of franchises covering a portion of the basic subscribers served by the cable system involved in the transaction and (iii) other related closing conditions. William S. Morris III and Craig S. Mitchell, the two representatives of Shivers who currently serve on the Board, have agreed to resign from the Board effective upon the closing of the transaction.
     Also on September 7, 2008, the Company entered into a Significant Stockholder Agreement (the “Stockholder Agreement”) with Rocco B. Commisso (the “Stockholder”), the Chief Executive Officer and Chairman of the Board of the Company. Pursuant to the Stockholder Agreement, the Stockholder has agreed, prior to September 7, 2010, not to consummate an extraordinary transaction involving the Company without the recommendation of a majority of either (i) the disinterested directors that are members of the Board or (ii) the members of a special committee of the Board consisting of disinterested directors. Mr. Commisso beneficially owns less than one percent of the Company’s Class A common stock and substantially all of the Company’s Class B common stock, which together represents approximately 80.7% of the outstanding voting power of the Company.
     The foregoing descriptions of the Exchange Agreement and the Stockholder Agreement are qualified in their entirety by reference to the full text of the Exchange Agreement and the Stockholder Agreement included as Exhibit 2.1 and Exhibit 2.2, respectively, to this Current Report.
     A copy of the press release announcing the transaction is incorporated herein by reference as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.
Exhibits

Exhibit No.	Document

2.1	Share Exchange Agreement, dated as of September 7, 2008, by and between Mediacom Communications Corporation, Shivers Investments, LLC, and Shivers Trading & Operating Company.

2.2	Significant Stockholder Agreement, dated as of September 7, 2008 by and between Mediacom Communications Corporation and Rocco B. Commisso.

99.1	Press release of Mediacom Communications Corporation, dated September 8, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Dated: September 10, 2008

MEDIACOM COMMUNICATIONS CORPORATION
By:	/s/ Mark E. Stephan
Mark E. Stephan
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Document

2.1	Share Exchange Agreement, dated as of September 7, 2008, by and between Mediacom Communications Corporation, Shivers Investments, LLC, and Shivers Trading & Operating Company.

2.2	Significant Stockholder Agreement, dated as of September 7, 2008 by and between Mediacom Communications Corporation and Rocco B. Commisso.

99.1	Press release of Mediacom Communications Corporation, dated September 8, 2008.